Exhibit 10.3

HOLLYWEED NORTH CANNABIS INC.

OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan of Hollyweed North Cannabis Inc (the “Corporation”) dated May 27, 2019 (the “Plan”).

Option Holder’s Name:

Address:

Total Options:

Exercise Price Per Share:

Award Date:

Vesting Schedule:

Expiry Date:

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the Award Date through to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Common Shares in respect of which the Option is being exercised.

Upon receiving the Exercise Notice, the Administrator may deliver a shareholders’ agreement, voting trust agreement and/or other agreement to the Option Holder. The Option and the issue of Shares by the Company pursuant to the exercise of the Option are subject to the Option Holder signing and returning to the Administrator a copy of such agreement(s), if so required by the Administrator.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and, other than as expressly provided otherwise in this Option Certificate, is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Corporation to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

The Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto. All terms not otherwise defined in this Certificate shall have the meanings given to them under the Plan.

The Optionee represents and warrants that he/she has not been induced to enter this Option Agreement either by the expectation of employment or continued employment with the Corporation or any subsidiary of the Corporation.

THE OPTION HOLDER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS CERTIFICATE OR THE PLAN SHALL CONFER UPON THE OPTION HOLDER ANY RIGHT WITH RESPECT TO CONTINUED EMPLOYMENT OR DIRECTORSHIP OR A CONTINUING CONSULTANT OR SERVICE PROVIDER CONTRACT, NOR SHALL IT INTERFERE WITH THE OPTION HOLDER’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE SUCH EMPLOYMENT, DIRECTORSHIP OR CONTRACT FOR ANY REASON OR NO REASON.

Dated this ________ day of ________, 20___.

[COMPANY NAME]

Per:
Administrator, Stock Option Plan

By this Option Holder:

Signature

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